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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  June 29, 1998


                        INTEGRATED SILICON SOLUTION, INC.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

      000-23084                                          77-0199971
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(Commission File No.)                       (IRS Employer Identification Number)




                                2231 Lawson Lane
                          Santa Clara, California 95054
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                    (Address of principal executive offices)



                                 (408) 588-0800
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              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets

         Pursuant to a Common Stock Purchase Agreement dated as of June 19, 1998 among Integrated Silicon Solution, Inc. ("ISSI"), Integrated Silicon Solution (Taiwan) Inc. ("ISSI-Taiwan") and certain purchasers, ISSI sold or will sell approximately 42 to 47 percent of ISSI-Taiwan to a group of private investors for approximately $30 to $35 million in cash. The initial closing of the transaction occurred on June 29, 1998. The price was privately negotiated between the parties. Prior to this transaction, ISSI-Taiwan was a wholly-owned subsidiary of ISSI. The sale is expected to generate a before tax profit of approximately $13 to $16 million for ISSI which will be applied to the June 30, 1998 quarter. Lip-Bu Tan, a director of ISSI, is also a director of the following purchasers: Asian Venture Capital Investment Corporation, International Venture Capital Investment Corporation, TWG Investment LDC, Sino-French Capital Investment Company, and O,W&W Investments Limited.


Item 7.  Exhibits

        (c)   Exhibits

                2.1 Common Stock Purchase Agreement dated as of June 19, 1998 among Integrated Silicon Solution, Inc., Integrated Silicon Solution (Taiwan) Inc. and certain purchasers

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Integrated Silicon Solution, Inc.


         Dated:  July 14, 1998          By:/s/  JIMMY S.M. LEE
                                           -------------------------------------
                                           Jimmy S.M. Lee,
                                           President and Chief Executive Officer


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                        INTEGRATED SILICON SOLUTION, INC.


                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS



  Exhibit No.    Description

        2.1 Common Stock Purchase Agreement dated as of June 19, 1998 among Integrated Silicon Solution, Inc., Integrated Silicon Solution (Taiwan) Inc. and certain purchasers.